Exhibit 10.18

ASSIGNMENT AND TERMINATION AGREEMENT

This Assignment and Termination Agreement, dated as of April 28, 2004 (this “Agreement”), is made by and among Assured Guaranty Re International Ltd., formerly known as ACE Capital Re International Ltd. (“AGRI”), ACE Bermuda Insurance Ltd. (“ACE Bermuda”) and ACE Capital Title Reinsurance Company (“ACTRC”).

RECITALS

WHEREAS, AGRI and ACTRC have entered into that certain Per Policy Excess of Loss Retrocession Agreement, dated as of January 1, 2000 (the “Excess of Loss Retrocession Agreement”), a copy of which is attached hereto as Annex A;

WHEREAS, AGRI and ACTRC have terminated the Excess of Loss Retrocession Agreement on a run-off basis pursuant to that certain Run-Off Termination Agreement, dated as of April 28, 2004 (the “Termination Agreement”), by and between AGRI and ACTRC, a copy of which is attached hereto as Annex B;

WHEREAS, AGRI and ACE Bermuda have entered into that certain Quota Share Retrocession Agreement, dated as April 28, 2004 (the “Quota Share Retrocession Agreement”), a copy of which is attached hereto as Annex C and pursuant to which (i) AGRI and ACE Bermuda have amended and restated that certain Per Policy Excess of Loss Second Retrocession Agreement, effective as of January 1, 2000, between AGRI and ACE Bermuda, (ii) ACE Bermuda has agreed to indemnify AGRI for 100% of the liability of AGRI under the Excess of Loss Retrocession Agreement and (iii) AGRI has paid ACE Bermuda an amount equal to $1,290,588;

WHEREAS, AGRI desires to assign, transfer and novate all of its past, present and future right, title, interest and obligations in, to and under the Excess of Loss Retrocession Agreement to ACE Bermuda as set forth in this Agreement;

WHEREAS, ACE Bermuda desires to accept all of AGRI’s past, present and future right, title, interest and obligations in, to and under the Excess of Loss Retrocession Agreement as set forth in this Agreement;

WHEREAS, AGRI and ACE Bermuda desire to terminate the Quota Share Retrocession Agreement; and

WHEREAS, ACTRC desires to consent to the assignment, transfer and novation referred to above and to release AGRI from liability under the Excess of Loss Retrocession Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.               Effective as of the date of approval or non-disapproval of this Agreement by the New York Insurance Department:

(i)                                     AGRI hereby assigns, transfers and novates all of its past, present and future right, title and interest in the Excess of Loss Retrocession Agreement to ACE Bermuda;

(ii)                                  AGRI hereby assigns, transfers and novates all of its past, present and future obligations which arise out of, relate to, or are in any way connected with, the Excess of Loss Retrocession Agreement to ACE Bermuda;

(iii)                               ACE Bermuda hereby accepts each assignment, transfer and novation referred to in the immediately preceding clauses (i) and (ii) and assumes all of the liabilities and obligations (whether past, present or future) with respect to the foregoing;

(iv)                              ACTRC hereby acknowledges and consents to each assignment, transfer and novation referred to in the preceding clauses (i) and (ii); and

(v)                                 AGRI and ACE Bermuda hereby acknowledge and agree that the Quota Share Retrocession Agreement is hereby terminated in all respects and all of the respective rights and obligations of AGRI and ACE Bermuda thereunder are irrevocably and unconditionally cancelled and terminated, and each of AGRI and ACE Bermuda fully and finally releases and discharges the other party from any obligations, claims or liabilities (of any nature whatsoever, whether now existing, hereafter arising or contingent and whether known or unknown) of the other party arising out of and to be performed in connection with such Quota Share Retrocession Agreement.

2.                                       In furtherance of the foregoing, ACTRC hereby releases AGRI from any and all past, present or future liabilities or obligations with respect to the Excess of Loss Retrocession Agreement (as modified by the Termination Agreement), and ACE Bermuda hereby agrees to indemnify and hold AGRI harmless against any and all such liabilities and obligations.

3.                                       Each party hereto shall, at any time and from time to time after the first date written above, upon request of any other party hereto, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required in order to carry

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out the intent of this Agreement (including without limitation any of the foregoing as are reasonably necessary to obtain the approval or non-disapproval of this Agreement by the New York Insurance Department).

4.                                       This Agreement, together with the Quota Share Retrocession Agreement, the Excess of Loss Retrocession Agreement and the Termination Agreement, contains the entire agreement and understanding of the parties hereto with respect to the matters herein and supersedes any other agreement, whether written or oral, with respect to the subject matter of this Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of the Quota Share Retrocession Agreement, the Excess of Loss Retrocession Agreement or the Termination Agreement, the provisions of this Agreement shall control.

5.                                       The consideration for the transactions contemplated by this Agreement is included in the consideration paid under the Quota Share Retrocession Agreement.

6.                                       This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

7.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

8.                                       Except as expressly set forth herein and amended hereby, the Excess of Loss Retrocession Agreement shall remain in full force and effect.

9.                                       This Agreement may not be modified or amended except by mutual written consent of the parties.  The parties will not unreasonably refuse to make any amendments hereto that are required to be made in order to obtain the approval or non-disapproval of this Agreement by the New York Insurance Department.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ASSURED GUARANTY RE INTERNATIONAL LTD.

By:	/s/ Pierre Samson
Name:	Pierre Samson
Title:	President

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title:

ACE CAPITAL TITLE REINSURANCE COMPANY

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ASSURED GUARANTY RE INTERNATIONAL LTD.

By:
Name:
Title:

ACE BERMUDA INSURANCE LTD.

By:	/s/ Andrew M. Gibbs
Name:	Andrew M. Gibbs
Title:	CFO

ACE CAPITAL TITLE REINSURANCE COMPANY

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ASSURED GUARANTY RE INTERNATIONAL LTD.

By:
Name:
Title:

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title:

ACE CAPITAL TITLE REINSURANCE COMPANY

By:	/s/ David A. Buzen
Name:	David A. Buzen
Title:	President

ANNEX A

PER POLICY EXCESS OF LOSS

RETROCESSION AGREEMENT

This Per Policy Excess of Loss Retrocession Agreement dated as of January 1, 2000 is made and entered into by and between ACE Capital Re International Ltd. (the “Reinsurer”), an insurance company organized under the laws of the Islands of Bermuda, and ACE Capital Title Reinsurance Company (the “Company”), an insurance company organized under the laws of the State of New York.

In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Reinsurer agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1.  Definitions.  For all purposes of this Agreement, (i) the following terms shall have the meanings assigned to them and shall include the plural as well as the singular, and (ii) all accounting terms involving premium and loss calculations and surplus and reserves shall have the meanings assigned to them under accounting principles prescribed and permitted by the laws and regulations of the Company’s state of domicile:

A.                                    “Agreement” shall mean this Per Policy Excess of Loss Retrocession Agreement made by and between the Company and the Reinsurer.

B.                                    “Allocated Loss Adjustment Expenses” shall mean those expenses relating to the adjustment of Losses, including court costs, interest upon judgments as it accrues, and allocated investigation, adjustment, and legal expenses chargeable to the investigation, negotiation, settlement or defense of a claim or Loss or the protection and perfection of any subrogation or salvage rights under any Policy.

C.                                    “Company’s Retention” shall mean, with respect to a Policy, an amount of Loss  and Allocated Loss Adjustment Expenses arising from such Policy equal to $5,000,000.

D.                                    “Effective Date”  shall have the meaning set forth in Article 2.

E.                                      “Loss” and “Losses” shall mean the actual loss paid by the Company during the Term arising from a Policy, including sums paid in settlement of claims and in satisfaction of judgments, net of any salvage and any inuring reinsurance in connection therewith.

F.                                      “Notice” shall mean communications conforming to the provisions of Section 12.10 of this Agreement.

G.                                    “Policy or Policies” shall mean an in force contract of title insurance written by a title insurer and reinsured by the Company prior to or during the Term.  Notwithstanding anything herein to the contrary, all contracts of title insurance that pertain to one risk shall be deemed to be one “Policy” for the purposes of this Agreement.

H.                                    “Policy Limit” shall mean the amount of liability ceded to the Company with respect to a Policy.

I.                                         “Reinsurer’s Limit of Liability” shall mean, with respect to a Policy, an amount of Loss and Allocated Loss Adjustment Expenses arising from such Policy equal to the lesser of the Policy Limit for such Policy and $195 million.

J.                                      “Term” shall have the meaning set forth in Article 2.

In this Agreement, all terms not otherwise defined herein shall have the same meanings such terms have in the New York Insurance Law.

ARTICLE 2

TERM

This Agreement shall be effective from and after 12:01 a.m., Eastern Standard Time, on January 1, 2000 (the “Effective Date”) and shall continue in effect until all of the Company’s exposure under Policies with Policy Limits in excess of the Company’s Retention has expired (the “Term”).

ARTICLE 3

TYPE

Per policy excess of loss reinsurance.

ARTICLE 4

COVER

The Reinsurer shall be liable to and will reimburse the Company for all Loss and Allocated Loss Adjust Expenses arising from each Policy in excess of the Company’s Retention for such Policy, subject to the Reinsurer’s Limit of Liability for such Policy.  The Company’s Retention shall be fully paid and satisfied by the Company before the Reinsurer shall be liable for any payment of Losses and Allocated Loss Adjustment Expenses under this Agreement.  The Reinsurer shall not be liable under this Agreement for any portion of the Company’s Retention under any circumstances including, but not limited to, the Company’s bankruptcy, insolvency, inability or unwillingness to pay for Losses or Allocated Loss Adjustment Expenses for any reasons whatsoever or the uncollectability of any other insurance or reinsurance covering any of the Policies.

ARTICLE 5

EXCLUSIONS

This Agreement does not cover (i) business reinsured by the Company not described herein,  (ii) bad faith, punitive damages or other extracontractual liability asserted against the Company, its officers, directors, employees or agents, (iii) office expenses of the Company and salaries of officials and employees of the Company, or (iv) all liability of the Company, arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund.  “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other  arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by the competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

ARTICLE 6

PREMIUM

For Policies with an inception date on or after the Effective Date, the Company shall pay to the Reinsurer premium for each Policy equal to (i) (A) the Policy Limit for such Policy minus the Company’s Retention divided by (B) the Policy Limit for such Policy, multiplied by (ii) the premium received by the Company with respect to such Policy (the “Premium”).  The Premium due to the Reinsurer for each Policy shall be due during the calendar quarter during which the Company receives its premium with regard to such Policy and shall be payable to the Reinsurer as provided in Article 7 hereof.

No Premium shall be payable to the Reinsurer with respect to Policies with an inception date prior to the Effective Date.

ARTICLE 7

ACCOUNTS AND REPORTS

The Company shall provide the Reinsurer with a bordereau within forty five (45) days following the end of each calendar quarter showing for such calendar quarter and each Policy ceded hereunder:  Policy Limit, premium received by the Company, Premium due to the Reinsurer, Losses and Allocated Loss Adjustment Expenses (paid and outstanding) and the Reinsurer’s share of salvage and other recoveries received by the Company.  The net balance shall be payable by the debtor party within ten (10) business days after the bordereau is furnished to the Reinsurer.

The Company shall also furnish to the Reinsurer such other reports or other information as may reasonably be required by the Reinsurer and reasonably available to the Company.

ARTICLE 8

CLAIMS

Section 8.1.  Notice of Claim.  The Company agrees to provide Notice of any claim under any Policy as soon as is reasonably possible.  Failure to provide such Notice shall not relieve the Reinsurer of its obligations hereunder for any Loss or Allocated Loss Adjustment Expenses resulting from such claim unless the Reinsurer has suffered undue prejudice thereby.

Section 8.2.  Rights and Settlements.  The Reinsurer agrees to abide by the loss settlements of the Company.  The Company shall be the sole judge of:

A.                                   The interpretation of all Policies;

B.                                     What shall constitute a claim or Loss covered under a Policy or Allocated Loss Adjustment Expenses in connection therewith;  and

C.                                     The Company’s liability with respect to a Policy and the amount it shall be proper for the Company to pay in respect thereto.

The Reinsurer shall be bound by the judgment of the Company concerning the salvage and subrogation rights and remedies of the Company, and the Company shall have complete and sole control of direction of all claims and salvage and subrogation remedies.

Section 8.3.  Rights of Association and Cooperation.  The Reinsurer shall not be called upon to assume charge of the settlement or defense of any claim made or suit brought or proceeding instituted under a Policy, but the Reinsurer shall have the right and shall be given the opportunity to associate at its own expense with any party in the defense and control of any such claim, suit or proceeding if (i) the claim, suit or proceeding involves, or appears reasonably likely to involve, the Reinsurer, and (ii) the Company has the right under the Policy to participate in the same.  In such event, the Reinsurer and the Company shall cooperate in all aspects of the defense of such claim, suit or proceeding.

ARTICLE 9

SALVAGE

All recoveries, salvages, reimbursements and reversals or reductions of verdicts or judgments (net of the cost of obtaining such recovery, salvage, reimbursement or reversal or reduction of a verdict or judgment), whether recovered, received or obtained  prior or subsequent to a loss settlement under this Agreement, shall be applied as if recovered, received or obtained prior to such settlement, and all necessary adjustments shall be made by the parties hereto.

ARTICLE 10

CASH LOSS

At the option and upon the demand of the Company, when the amount due from the Reinsurer as a result of any one loss exceeds $5,000,000, the Company shall be paid by wire transfer of same day federal funds by 12:00 p.m. Eastern Standard Time on the later of either (a) three business days following the date of receipt by the Reinsurer of a special loss accounting which shall be prepared by the Company and shall contain relevant details in connection with the loss and (b) one business day prior to the date such loss payment is made by the Company.  If for any reason the Company shall not make such loss payment on the scheduled date and no such loss payment is anticipated to be made within seven days, the Company shall immediately return to the Reinsurer the amount paid to the Company by the Reinsurer.  If such loss payment is made within seven days but in an amount less than the special remittance, the Company shall immediately return to the Reinsurer the unused amount.

ARTICLE 11

WARRANTY

The Company warrants that, as of the Effective Date, there are no known or reported claims under any Policy retroceded under this Agreement that are in excess of the Company’s Retention with respect to such Policy.

ARTICLE 12

GENERAL CONDITIONS

Section 12.1. Insolvency.  In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or its liquidator, receiver, conservator or statutory successor, immediately upon demand on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim.  It is agreed, however, that within a reasonable time the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating any Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding.  During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Company shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Section 12.2.  Errors and Omissions.  Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as possible after discovery.

Section 12.3.  Access to Records.  The Reinsurer or its duly authorized representative shall have access to and the right to inspect the books and records of the Company at all reasonable times for the purpose of obtaining and copying information concerning this Agreement, the Policies or the subject matter hereof.

Section 12.4. Arbitration. If any irreconcilable dispute shall arise between the Reinsurer and the Company with reference to the interpretation of this Agreement (including, but not limited to, disputes concerning the formation or validity of this Agreement), whether such dispute arises during or after the Term, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two arbitrators so chosen. Where a party fails to appoint an arbitrator within fourteen (14) days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within twenty eight (28) days of their appointment, then upon application the President of the American Arbitration Association  (or his designee) will appoint an arbitrator to fill the vacancy.  At any time prior to the appointment by the President of the American Arbitration Association (or his designee), the party or arbitrators in default may make such appointment. All arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies or underwriters at Lloyd’s of London not under the control of or otherwise affiliated with either party.

Except as may be otherwise provided herein, the arbitrators shall promulgate rules to interpret this Agreement under the Commercial Rules of the American Arbitration Association.

The party requesting the arbitration shall submit its case to the arbitrators within forty five (45) days of the appointment of the third arbitrator.  The party responding to the request for arbitration shall submit its case to the arbitrators within forty five (45) days of the receipt of the petitioner’s case.  A hearing shall be held within thirty (30) days after receipt of the parties’ cases in writing.  The arbiters shall render their decision within thirty (30) days after completion of the hearing.  The decision in writing of any two arbiters, when filed with the parties, shall be final and binding on both parties.  Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.  Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and the arbitration.  Said arbitration shall take place in New York, New York, unless some other place is mutually agreed upon by the parties.

The procedures specified herein shall be the sole and exclusive procedures for the resolution of irreconcilable disputes between the parties arising out of or relating to this Agreement.

Section 12.5.  Currency.  The currency for the purposes of this Agreement shall be United States dollars.

Section 12.6 Offset.  The parties hereto have the right to offset any balance(s) due from one to the other under this Agreement.  The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums or losses or otherwise.  In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the New York Insurance Law and all other applicable law.

Section 12.7.  Applicable Law.  This Agreement shall be interpreted in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

Section 12.8.  Taxes.  The Company shall pay any federal excise taxes on premium reported to the Reinsurer hereunder.  The Company may deduct any federal excise tax from the premium to be paid to the Reinsurer.

Section 12.9.  Financial Statement Credit.  The Reinsurer, upon the request and at the discretion of the Company, shall take all steps necessary to ensure that the Company obtains full financial statement credit  according to statutory requirements in all applicable States of the United States for the reinsurance provided by the Reinsurer hereunder and shall provide evidence of the same.  Notwithstanding the foregoing, the Reinsurer shall not be required to provide credit for statutory premium reserves or for incurred but not reported losses.

Section 12.10.  Notice.  As used in this Agreement, notice shall mean any and all notices, requests, demands or other communications required or permitted to be given hereunder, and all notices shall be sent by facsimile transmission or by an overnight delivery service, addressed to the parties at the addresses set forth below:

If to Company, to:

ACE Capital Title Reinsurance Company
1325 Avenue of the Americas
New York, New York 10019
Fax: 212-581-3268
Attn: Corporate Secretary

If to Reinsurer, to:

ACE Capital Re International Ltd.
Victoria Hall
11 Victoria Street
Hamilton HM 08
Bermuda
Fax: 441-296-3379
Attn: Corporate Secretary

The Company and Reinsurer shall provide each other with wiring instructions for monies to be transferred under this Agreement promptly after execution of this Agreement and at the time of any change in such instructions.

Section 12.11.  Amendments.  This Agreement may be amended only by a writing executed by the Company and the Reinsurer upon not less than 30 days’ prior written notice by one party to the other.

Section 12.12.  Severability.  In the event any provision of this Agreement is held invalid or unenforceable under applicable law, the Agreement shall be deemed not to include such provision and all other provisions shall remain in full force and effect.

Section 12.13.  Assignment.  This Agreement is not assignable by Reinsurer or the Company without the consent of the other party hereto and such attempt at assignment shall be void.

Section 12.14.  Headings.  All captions, headings or titles preceding any Section or Article in this Agreement are solely for convenience of reference and are not part of this Agreement and shall not affect its meaning, construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and delivered as of the date first written above.

Reinsurer: ACE Capital Re International Ltd.

By:	/s/ Robbin W. Conner
Title:	5/17/00

Company: ACE Capital Title Reinsurance Company

By:	/s/ Laurence Donnelly
Title:	President

ADDENDUM #1
TO THE
PER POLICY EXCESS OF LOSS
RETROCESSION AGREEMENT

This Addendum #1 is entered into with respect to the Per Policy Excess of Loss Retrocession Agreement dated the 1st day of January 2000 (the “Agreement”) by and between ACE Capital Re International Ltd. (the “Reinsurer”), an insurance company organized under the laws of the Islands of Bermuda, and ACE Capital Title Reinsurance Company (the “Company”), an insurance company organized under the laws of the State of New York.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Reinsurer agree as follows:

The following Article is hereby made a part of the Agreement:

ARTICLE 13

SERVICE of SUIT

1.   It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States of America to compel Arbitration. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States or to remove an action to a United States District court. It is further agreed that service of process in such suit may be made upon Lovells, Attention David Alberts 900 Third Avenue 16th Floor, New York, New York, 10022.

2.   The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance on behalf of the Reinsurer in the event such a suit shall be instituted.

3.   Further, pursuant to any statute of any state, territory or district of the United States of America having jurisdiction over the Company which makes provisions therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding to compel Arbitration instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the firm or person to whom the said officer is authorized to mail such process or a true copy thereof.

This Addendum is effective as of the Effective Date of the Agreement.

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Except as provided herein, all other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Addendum #1 to be executed by their duly authorized officers:

On Behalf Of:

Company: ACE CAPITAL TITLE REINSURANCE COMPANY.

By:	/s/ Suresh Krishnan	March 15, 2001
Name:	SURESH KRISHNAN
Title:	VICE PRESIDENT & ASSISTANT GENERAL COUNSEL

On Behalf Of:

Reinsurer: ACE CAPITAL RE INTERNATIONAL LTD.

By:	/s/ Robbin W. Conner
Name:	Robbin Conner
Title:	Chief Operating Officer

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ADDENDUM #2
TO THE
PER POLICY EXCESS OF LOSS
RETROCESSION AGREEMENT

This Addendum #2 (this “Addendum”) to the Agreement (as defined below) is entered into as of April 15, 2002, by and between ACE Capital Re International Ltd. (the “Reinsurer”), an insurance company organized under the laws of the Islands of Bermuda, and ACE Capital Title Reinsurance Company (the “Company”), an insurance company organized under the laws of the State of New York.

WHEREAS, the Company and the Reinsurer have entered into a Per Policy Excess of Loss Retrocession Agreement dated as of January 1, 2000, which agreement was amended pursuant to an Addendum #1 dated as of January 1, 2000 (as amended, the “Agreement”); and

WHEREAS, the Company and the Reinsurer desire to further amend the Agreement in accordance with the terms hereof;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

1.             Article 2 is deleted in its entirety and the following is substituted in lieu thereof:

ARTICLE 2

TERM

This Agreement shall be effective from and after 12:01 a.m., Eastern Standard Time, on January 1, 2000 (the “Effective Date”) and shall continue in effect until all of the Company’s exposure under Policies with Policy Limits in excess of the Company’s Retention has expired (the “Term”); provided, however, that either party may terminate this Agreement on a run-off basis at the end of any calendar quarter upon not less than 90 days’ prior written notice to the other party. No new Policies may be ceded to the Reinsurer after the effective date of termination, but the Reinsurer shall remain liable for Policies ceded to the Reinsurer prior to the effective date of termination in accordance with the terms and conditions of this Agreement.

2.             The first sentence of Section 8.1 of Article 8 is deleted in its entirety and the following is substituted in lieu thereof:

Section 8.1. Notice of Claim. The Company agrees to provide Notice of any claim under any Policy within 3 business days of receipt thereof.

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Except as provided herein, all other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Addendum by their respective duly authorized officers as of the date first above written.

ACE CAPITAL TITLE REINSURANCE COMPANY

By:	/s/ Norie R. Bregman
	Name:	NORIE R. BREGMAN
	Title:	Executive Vice President General Counsel & Secretary

ACE CAPITAL RE INTERNATIONAL LTD.

By:	/s/ Robbin W. Conner
	Name:	Robbin Conner
	Title:	Chief Operating Officer
ACE Capital Re International Ltd.

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ANNEX B

RUN-OFF TERMINATION AGREEMENT

This Run-Off Termination Agreement, dated as of April 28, 2004 (this “Agreement”), is made by and between Assured Guaranty Re International Ltd., formerly known as ACE Capital Re International Ltd. (“AGRI”), and ACE Capital Title Reinsurance Company (“ACTRC”). Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Retrocession Agreement (as hereinafter defined).

RECITALS

WHEREAS, AGRI and ACTRC have entered into that certain Per Policy Excess of Loss Retrocession Agreement, dated as of January 1, 2000 (the “Retrocession Agreement”);

WHEREAS, pursuant to the terms hereof, AGRI and ACTRC desire to terminate the Retrocession Agreement on a run-off basis;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.               Termination. Notwithstanding anything to the contrary in the Retrocession Agreement, AGRI and ACTRC hereby acknowledge and agree that the Retrocession Agreement is hereby terminated in respect of all Policies having effective dates on or after January 1, 2005 and shall be of no further force and effect with respect to such Policies.  For the avoidance of doubt, AGRI and ACTRC hereby acknowledge and agree that the Retrocession Agreement shall continue in full force and effect in respect of all Policies having effective dates on or prior to December 31, 2004.

Section 2.               Further Assurances. Each party hereto shall, at any time and from time to time after the first date written above, upon request of any other party hereto, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required in order to carry out the intent of this Agreement.

Section 3.               Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the matters herein and supersedes any other agreement, whether written or oral, with respect to the subject matter of this Agreement.

Section 4.               Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 5.               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law rules thereof).

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ACE CAPITAL TITLE REINSURANCE COMPANY

By:
Name:
Title:

ASSURED GUARANTY RE INTERNATIONAL LTD.

By:
Name:
Title:

ANNEX C

QUOTA SHARE RETROCESSION AGREEMENT

This Quota Share Retrocession Agreement (this “Agreement”), dated as of April 28, 2004, is made and entered into by and between ASSURED GUARANTY RE INTERNATIONAL LTD., formerly known as ACE CAPITAL RE INTERNATIONAL LTD. (“AGRI”), and ACE BERMUDA INSURANCE LTD. (“ACE Bermuda”).

WHEREAS, AGRI and ACE Bermuda have entered into that certain Per Policy Excess of Loss Second Retrocession Agreement, effective as of January 1, 2000 (the “Second Excess of Loss Retrocession Agreement”), pursuant to which AGRI has retroceded to ACE Bermuda, on an excess of loss basis, reinsurance assumed by AGRI from ACE Capital Title Reinsurance Company (“ACTRC”) pursuant to that certain Per Policy Excess of Loss Retrocession Agreement, dated as of January 1, 2000, between ACTRC and AGRI (the “First Excess of Loss Retrocession Agreement”); and

WHEREAS, AGRI and ACE Bermuda desire to amend and restate the Second Excess of Loss Retrocession Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, AGRI and ACE Bermuda agree as follows:

Section 1.  Amendment and Restatement.  Effective as of April 1, 2004 (the “Effective Date”), the Second Excess of Loss Retrocession Agreement is amended and restated in its entirety, and replaced and superceded by this Agreement.

Section 2.  Cover.  Effective as of the Effective Date, AGRI retrocedes to ACE Bermuda, and ACE Bermuda assumes from AGRI and agrees to indemnify AGRI for, 100% of the liability of AGRI under the First Excess of Loss Retrocession Agreement.

Section 3.  Premium.  Within three days of the date of this Agreement, AGRI will pay to ACE Bermuda an amount equal to $1,290,588.  In addition, AGRI will pay to ACE Bermuda 100% of all premiums received by AGRI under the First Excess of Loss Retrocession Agreement after the Effective Date net of any federal excise taxes.

Section 4.  Rights of Claims Association.  When so requested, AGRI will afford ACE Bermuda an opportunity to be associated in the defense or control of any claim, suit or proceeding involving this Agreement, and AGRI and ACE Bermuda shall cooperate in every respect in the defense of such suit, claim or proceeding.

Section 5.  Reports.  Within 45 days of the end of each quarter during the Term (as defined in the First Excess of Loss Retrocession Agreement), AGRI shall provide ACE Bermuda a bordereau showing for such calendar quarter:

(i)                                     all Policies (as defined in the First Excess of Loss Retrocession Agreement) ceded hereunder during such calendar quarter and Policies ceded hereunder to date;

(ii)                                  losses and allocated loss adjustment expenses with respect to the Policies ceded hereunder;

(iii)                               ACE Bermuda’s share of losses and allocated loss adjustment expenses paid and losses and allocated loss adjustment expenses outstanding;

(iv)                              ACE Bermuda’s share of subrogation, salvage and other recoveries received by AGRI with respect to losses and allocated loss adjustment expenses on Policies ceded hereunder; and

(v)                                 the net premium for each Policy ceded hereunder during such calendar quarter and the reinsurance premium payable to ACE Bermuda for such calendar quarter.

Section 6.  Follow the Fortunes.  This Agreement is based on the original terms of the First Excess of Loss Retrocession Agreement so that ACE Bermuda’s rights and obligations vis-à-vis AGRI with respect to the reinsurance provided under this Agreement shall, subject to the terms of this Agreement, follow the fortunes of AGRI in all respects under the Policy.

Section 7.  No Third Party Rights.  Nothing herein shall be construed to expand the liability of ACE Bermuda beyond what is specifically assumed under this Agreement by creating in any third party any rights hereunder.

Section 8.  Access to Records.  Upon reasonable notice, ACE Bermuda or its duly authorized representative shall have access to and the right to inspect the books and records of AGRI that pertain to this Agreement or the First Excess of Loss Retrocession Agreement.

Section 9.  Offset.  ACE Bermuda or AGRI may offset any balance(s) due from one party to the other under this Agreement or any other agreement exclusively between the parties hereto.  The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums or losses or otherwise.  In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable law.

Section 10.  Errors and Omissions.  Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as possible after discovery.

Section 11.  Governing Law.  This Agreement shall be governed by and is to be construed in accordance with the laws of the State of New York without giving effect to conflict of law rules thereof.

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Section 12.  Arbitration.  Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in Bermuda under the provisions of the Bermuda Arbitration Act of 1986, as amended.

Either party to the dispute, once a claim or demand on its part has been denied or remains unsatisfied for a period of twenty (20) calendar days by the other party, may notify the other party of its desire to arbitrate the matter in dispute and at the time of such notification the party desiring arbitration shall notify the other party of the name of the Arbitrator nominated by it.  The other party who has been so notified shall within fourteen (14) calendar days thereafter nominate another Arbitrator and notify the party desiring arbitration of the name of such second Arbitrator.  The two Arbitrators nominated by the parties shall within fourteen (14) calendar days after the appointment of the second Arbitrator choose a third Arbitrator.

The Arbitrators shall fix, on giving a reasonable notice in writing to the parties involved, a time and place for the hearing in Bermuda and may prescribe procedural rules governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties.

The Arbitrators shall, within ninety (90) calendar days following the conclusion of the hearing, render their decision on the matter or matters in dispute in writing and shall cause a copy thereof to be served on all parties thereto.  In case the Arbitrators fail to reach a unanimous decision, the decision of the majority of the Arbitrators shall be deemed to be the decision of the Arbitrators.

Each party shall bear the expense of its own Arbitrator.  The remaining joint costs of the arbitration shall be borne equally by the parties to such arbitration.

The decision of the Arbitrators shall be final and binding upon the parties and the parties hereby agree to exclude any right of appeal under Section 29 of the Arbitration Act of 1986 against any award rendered by the Arbitrators and further agree to exclude any application under Section 30 (1) of the Arbitration Act of 1986 for a determination of any question of law by the Supreme Court of Bermuda

All awards of the Board of Arbitration may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

This Section shall survive the termination of this Agreement.

Section 13.  Notice.  As used in this Agreement, notice shall mean any and all notices, requests, demands or other communications required or permitted to be given hereunder.  All notices shall be in writing and shall be (i) delivered personally, (ii) sent by an overnight delivery service, or (iii) sent by confirmed facsimile transmission, addressed to the parties

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at the addresses set forth below.  Any such notice shall be deemed given (i) in the case of personal delivery, when so delivered personally, (ii) if sent by overnight delivery service, one day after delivery of such notice to such service, and (iii) if sent by confirmed facsimile transmission, at the time of transmission.

If to AGRI:

Assured Guaranty Re International Ltd.

30 Woodbourne Ave.

Fifth floor

Hamilton, Bermuda HM 08

Facsimile:  441-296-4004

Attention: Corporate Secretary

If to ACE Bermuda:

ACE Bermuda Insurance Ltd.

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton, Bermuda HM 08

Facsimile:  441-295-5221

Attention:  General Counsel

AGRI and ACE Bermuda shall provide each other with wiring instructions for monies to be transferred under this Agreement promptly after execution of this Agreement and at the time of any change in such instructions.

Section 14.  Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party.

Section 15.  Amendments.  This Agreement may not be modified or amended except by mutual written consent of the parties.

Section 16.  Changes to First Excess of Loss Retrocession Agreement.  AGRI shall not amend, modify, supplement or assign the First Excess of Loss Retrocession Agreement without the prior written consent of ACE Bermuda (such consent not to be unreasonably withheld).

Section 17.  Waivers.  The terms of this Agreement may be waived only with the written consent of the party waiving compliance. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

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Section 18.  Entire Agreement; Rights and Remedies.  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior written and oral statements with respect hereto.  The rights and remedies provided herein are cumulative and are not exclusive or any rights or remedies that any party may have at law or in equity.

Section 19.  Counterparts.  This Agreement may be executed in any number or counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 20.  Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstances, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, but only if (a) this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and (b) the deletion of such portion of this Agreement does not substantially impair the respective benefits or expectations for the parties to this Agreement.

Section 21.  Further Assurances.  Each party hereto shall, at its own cost and expense, execute and do all such deeds, documents, acts and things as the other party may from time to time reasonably request as may be necessary to give full effect to this Agreement.

[The next page is the signature page.]

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IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of each of the parties as of the date hereof.

ASSURED GUARANTY RE INTERNATIONAL LTD.

By:
Name:
Title:

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title: